UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2015

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)
Colorado
(State or other jurisdiction of incorporation)
000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/__/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/__/Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/__/Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

/__/Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7–REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

GrowCo, Inc. (“GrowCo”), a majority owned subsidiary of Two Rivers Water & Farming Company (OTCQB: TURV), announced today, via an email update, thaton October 22, 2016it was visited by Jim Goodwin.  Under the pen name of Mel Frank, Jim along with Ed Rosenthal co-authored the Marijuana Growers Guide in March of 1978.  Jim came to Colorado with his current business partner to see if they could locate a suitable Colorado grower to partner with and expand their brand to Colorado.  After visiting other facilities, they visited our greenhouse facility.  Jim and his partner own a very successful marijuana products brand in California.

GrowCo builds state-of-the-art computer-controlled greenhouses and provides administrative services to its tenants without touching the cannabis plants.

To sign up for GrowCo email updates please visit http://www.trgrowco.com/.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)
Dated: October 26, 2015	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer